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                                                                    EXHIBIT 4.6


                      AMENDMENT TO STOCKHOLDER AGREEMENT

  AMENDMENT TO STOCKHOLDER AGREEMENT, dated as of    , 1997 between Roche
Holdings, Inc. (the "Investor") and Laboratory Corporation of America Holdings (the "Company").

  WHEREAS, the parties hereto, HLR Holdings Inc. and Hoffmann-La Roche Inc. have entered into a Stockholder Agreement (the "Stockholder Agreement") dated as of April 28, 1995;

  WHEREAS, the parties hereto desire that the definition of "Registrable Securities" in Section 1.1 of the Stockholder Agreement include the Company's common stock, par value $0.01 per share, issuable upon conversion of the Company's % Series B Convertible Pay-in-Kind Preferred Stock held by the Investor;

  WHEREAS, the parties hereto desire to amend the Stockholder Agreement pursuant to Section 9.2 thereof to give effect to the foregoing;

  NOW, THEREFORE, in consideration of the mutual agreements and undertakings of the Investor and the Company set forth herein, the Investor and the Company agree as follows:

  1. Amendment. (a) The definition of "Registrable Securities" contained in
Section 1.1 of the Stockholder Agreement is hereby deleted and replaced in its entirety by the following:

  "Registrable Securities" means (a) Equity Securities (including any Common Stock or other Voting Stock issuable upon any conversion or exercise of any Equity Securities which are convertible securities) held by the Investor Group which are Restricted Securities until (i) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) are met, or such securities may be sold pursuant to Rule 144(k) or (iii) such securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a legend restricting transfer of such securities and such securities may be resold without subsequent registration under the Securities Act; and (b) any Common Stock issued upon conversion of the Company's % Series B Convertible Pay-in-Kind Preferred Stock, par value $0.10 per share.

  (b) The Stockholder Agreement, as hereby amended, shall remain in full force and effect.

  (c) All references in the Stockholder Agreement to the definition of "Registrable Securities" shall be deemed to mean the definition of "Registrable Securities" as set forth above.

  2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be fully performed in that State. All actions and proceedings arising out of or relating to this Amendment shall be brought by the parties and heard and determined only in a Delaware state court or a federal court sitting in that State and the parties hereto consent to jurisdiction before and waive any objections of venue to the Delaware Chancery Court.

  3. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when the Company shall have executed counterparts hereof and received counterparts hereof signed by all of the parties hereto.


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  IN WITNESS, WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                     Roche Holdings, Inc.

                                     By:
                                        ---------------------------------------
                                         Name:
                                         Title:

                                     Laboratory Corporation of America
                                     Holdings

                                     By:
                                        ---------------------------------------
                                         Name:
                                         Title:

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